Exhibit 99.1

LKQ Corporation Announces New Leadership Appointments

Varun Laroyia Appointed Chief Executive Officer and Managing Director of LKQ Europe;
Rick Galloway Appointed Senior Vice President and Chief Financial Officer of LKQ

Chicago, IL (September 19, 2022) -- LKQ Corporation (Nasdaq: LKQ), a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles, today announced the following leadership appointments, effective immediately:

•Varun Laroyia, Executive Vice President and Chief Financial Officer, has been appointed as Chief Executive Officer and Managing Director of LKQ Europe. Mr. Laroyia succeeds Arnd Franz, who is leaving the Company to join Mahle Group (“Mahle”) as its Chief Executive Officer, where he spent 18 years prior to joining LKQ Europe.

•Rick Galloway, Chief Financial Officer of LKQ’s Wholesale - North America and Self Service segments, has been appointed as LKQ’s Senior Vice President and Chief Financial Officer.

“Varun has been a driving force and passionate change agent for LKQ the past five years,” stated Dominick Zarcone, President and Chief Executive Officer. “With his tremendous leadership and knowledge of the Company and our European markets, I am thrilled that Varun is taking this role. Varun has been my trusted partner in the transformation of LKQ. He has brought tremendous focus to our operational excellence program, establishing important performance metrics and reviews, dramatically improving our working capital efficiency and cash flow, rigorously reviewing our portfolio of businesses, and thoughtfully driving capital allocation decisions. This experience and his strategic vision will play a critical role in taking LKQ Europe to an even higher level of success. Importantly, this leadership transition comes at a time when the European business is on track to deliver on its long-term operational and financial targets.”

Mr. Laroyia commented, “I am excited by the opportunity to take on the role of CEO of LKQ Europe and lead the largest distributor of automotive mechanical parts in Europe. I look forward to working with all our key stakeholders, including our customers, vendor partners, and talented team across Europe, to accelerate progress on the tremendous opportunities that exist within our European business. My priorities will be to deepen our competitive position, grow the business faster than the market, continue the earnings momentum, and generate free cash flow.”

“Rick has been a key contributor to the achievement of the record-level EBITDA margins in our Wholesale - North America and Self Service segments the past few years, having generated significant operational and financial efficiencies,” said Mr. Zarcone. “He is a natural fit and will provide continuity as we execute on our strategic priorities to deliver value for our stockholders. We believe Rick’s wealth of operational experience and clear understanding of our returns-focused strategy will serve LKQ well.”

“It is an honor to take on this new position at an important time for the Company,” commented Mr. Galloway. “LKQ is well positioned for long term success, and I look forward to driving our financial and strategic initiatives, as well as continuing to execute on our balanced capital allocation strategy, alongside our outstanding finance organization.”

“Varun and Rick's appointments are a testament to the strength of our management team and our focus on talent development and succession planning. On behalf of the Board and our broader leadership team, I want to thank Arnd for his dedication and commitment to LKQ. We wish him success in his new role with Mahle, which continues to be a key supply partner to our European operation,” Mr. Zarcone concluded.

About Varun Laroyia

Mr. Laroyia has served as Executive Vice President and Chief Financial Officer of LKQ since 2017. Prior to joining the Company, he served as the Chief Financial Officer of CBRE’s Global Workplace Solutions (GWS) business, following CBRE’s acquisition of the GWS business from Johnson Controls Inc. (“JCI”), where he held various positions including Chief Financial Officer and Vice President of Information Technology. Mr. Laroyia also previously served in various roles at Gateway, General Electric and KPMG in Europe and North America. He is an independent member of the Board of Directors of Univar Solutions, Inc.

About Rick Galloway

Mr. Galloway has served as Chief Financial Officer of LKQ’s Wholesale - North America and Self Service segments since 2019. Prior to joining LKQ, Mr. Galloway held various positions at Alcoa Corporation from 2010 to 2019, including Chief Financial Officer of Alcoa’s Engineered Products and Solutions division, a business that consisted of 97 manufacturing facilities across the globe. Mr. Galloway began his career in public accounting with Grant Thornton as an auditor with clients in various industries, including manufacturing, oil and gas, non-profit, and government.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance, or achievements to be materially different. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com